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                                                                  EXHIBIT 10.14


                                 AMENDED AND RESTATED
                          AGREEMENT FOR CONSULTING SERVICES
                          (CGW SOUTHEAST MANAGEMENT COMPANY)



    THIS AGREEMENT is entered into as of the 1st day of November, 1996 (the "Effective Date"), by and among Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company"), Wm. Cameron & Co., a Georgia corporation ("Cameron"), Ashley Aluminum, Inc., a Georgia corporation ("Ashley"), and CGW Southeast Management Company, a Georgia corporation ("CGW Management").


                                W I T N E S S E T H :

    WHEREAS, Cameron and Ashley, wholly-owned subsidiaries of the Company (the "Subsidiaries") have previously engaged CGW Management for general consulting services pursuant to separate Agreements for Consulting Services dated December 20, 1991 and October 18, 1991, respectively (each as amended pursuant to Amendments dated September 30, 1993 and Second Amendments dated January 1, 1994) (collectively, the "Prior Agreements").

    WHEREAS, the Company desires to engage CGW Management for the purpose of providing general consulting services to the Company in replacement of the Services being provided to the Subsidiaries under the Prior Agreements; and

    WHEREAS, CGW Management is willing to amend and replace the Prior Agreements and accept such engagement upon the terms and conditions set forth herein;

    NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. SCOPE OF CONSULTING SERVICES. The Company retains CGW Management, and CGW Management accepts engagement by the Company, in the capacity of management consultant to the Company. In such capacity, CGW Management will assist the Company in financial planning and analysis and engage in business strategy planning at the direction of the Company. CGW Management agrees to be available as needed, which services shall be provided by CGW Management through Richard L. Cravey and Edwin A. Wahlen, Jr., unless they are incapacitated or no longer employees or principals of CGW Management or any of its affiliates. Such consulting services shall include evaluation of potential candidates for acquisition by the Company, assisting the Company in relations with its lenders, and providing advice to the Company on its capital needs and structure. Unless required by reason of the nature of the particular consulting service, such service may be performed at the offices of CGW Management.


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    2.   TERM.  The term (the "Term") of this Agreement shall be a period beginning on the Effective Date and ending on December 20, 1998. This Agreement may be terminated prior to the expiration of the Term only (i) by mutual agreement of CGW Management and the Company, (ii) as provided in Paragraph 5 below, or (iii) by the Company upon the willful failure of CGW Management to provide consulting services hereunder if such failure is not remedied within thirty (30) days after receipt by CGW Management of written notice by the Company to CGW Management. Upon any termination of this Agreement, CGW Management's right to receive compensation pursuant to Paragraph 3 hereof shall cease and terminate, and CGW Management shall thereafter have only the right, if applicable, to receive amounts payable pursuant to Paragraph 5 hereof.

    3.   COMPENSATION.

         (a) For the services rendered by CGW Management hereunder, the Company shall pay to CGW Management a monthly fee (the "Retainer Fee") of Fifteen Thousand Dollars ($15,000) due and payable in arrears on the 10th day of each month during the Term of this Agreement commencing November 10, 1996 (the date on which each is due and payable herein called a "Payment Date").

         (b) The Retainer Fee shall be subject to review from time to time and shall be adjusted in good faith to reflect increases in the amount of management consulting services requested by the Company and performed by CGW Management.

         (c) In addition to the Retainer Fee, the Company may pay to CGW Management additional compensation (the "Additional Compensation") with respect to each fiscal year of the Company ending during the term hereof in such amount as shall be approved by the Board of Directors of the Company, with such Additional Compensation being based on the overall performance of the Company and its subsidiaries and affiliates; provided, however, the Additional Compensation paid under this Section 3(c) shall not exceed One Hundred and Eighty Thousand Dollars ($180,000). The Additional Compensation shall be paid no later than sixty (60) days after the end of the fiscal year for which it is awarded.

         (d) The Retainer Fee shall be automatically adjusted from time to time to reflect a reduction in the percentage ownership in the issued and outstanding shares of Common Stock of the Company ("Shares") by CGW Southeast Partners I, L.P. ("CGW Fund II") during the term hereof. Specifically, the Retainer Fee shall be reduced ratably, effective as of the next month after a reduction in ownership of shares by CGW Fund II, so that the proportion which the adjusted Retainer Fee bears to the Retainer Fee on the Effective Date is the same as the proportion which the current ownership of Shares by CGW Fund II bears to the ownership of Shares by CGW Fund II on the Effective Date. For purposes hereof, CGW acknowledges that it owns 1,909,646 Shares as of the Effective Date.

         (e) In the event of a reduction in ownership of Shares by CGW Fund II, the Additional Compensation shall also be proportionately reduced in accordance with Section 3(d).


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    4.   EXPENSES.  The Company shall reimburse CGW Management for all of CGW
Management's costs, expenses and fees (other than ordinary overhead) reasonably incurred in connection with (i) attendance at routine meetings with the Company,
(ii) its provision of management consulting services hereunder, and (iii) any special projects or services requested by the Company that are not ordinarily associated with CGW Management's engagement by the Company. Such reimbursements will be paid to CGW Management in a timely manner in accordance with the regular expense reimbursement policy of the Company and upon submission by CGW Management of all documentation ordinarily required by the Company's policy on reimbursement of expenses.

    5. CHANGE OF OWNERSHIP. CGW Management shall have the right, in its sole discretion, to terminate the Agreement at any time following the occurrence of a Change in Control with respect to the Company. As used herein, a "Change in Control" shall be deemed to have occurred with respect to the Company upon (i) the consummation of any merger, share exchange or consolidation in which the Company is not the continuing or surviving entity and the stockholders of the Company shall following such merger, share exchange or consolidation not own, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities of the continuing or surviving entity, (ii) any sale, transfer or other disposition by the Company of fifty percent (50%) or more of the voting stock of the Company other than through a public offering of the voting stock of the Company or other than in connection with the exercise of options to purchase such voting stock granted to employees or lenders of the Company, (iii) any transaction or series of transactions in which the current holders of the Company's common stock cease to own, directly or indirectly, fifty percent (50%) or more of the voting stock of the Company or other than through a public offering of the voting stock of the Company or other than in connection with the exercise of options to purchase voting securities of the Company granted to employees or lenders of the Company, or (iv) any sale in a single transaction or a series of related transactions of all or substantially all of the assets of the Company. CGW Management may exercise its right to terminate this Agreement pursuant to this Paragraph 5 by giving written notice to that effect to the Company which notice shall be effective thirty (30) days following the date it is given, and upon such termination CGW Management shall have no further obligation hereunder. The Company agrees to notify CGW Management promptly of any Change in Control of the Company by mailing to CGW Management written notice of such Change in Control, it being the intent of this provision that CGW Management be informed at all times concerning the ownership of the Company. Upon termination of this Agreement pursuant to this Paragraph 5 prior to the expiration of the Term, the Company agrees to pay to CGW Management, as liquidated damages, an amount equal to Fifteen Thousand Dollars ($15,000) (or such lesser amount reflecting the reduced amount of the monthly Retainer Fee calculated under Section 3(d) hereof) multiplied by the remaining months of the original Term. The amount due under this Paragraph 5 shall be paid immediately upon the termination of this Agreement pursuant to this Paragraph 5.

    6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to consulting services to be provided by CGW Management. No amendment or modification of this Agreement shall be valid or binding upon the Company or CGW Management unless made in writing and signed by the parties hereto.


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    7.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    8. AMENDMENT AND REPLACEMENT. This Agreement hereby amends, restates, replaces and supersedes the Prior Agreements in their entirety.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             CGW SOUTHEAST MANAGEMENT COMPANY

                             By:   /s/ RICHARD L. CRAVEY
                                ------------------------------------------
                                   Richard L. Cravey, Managing Director


                             CAMERON ASHLEY BUILDING PRODUCTS, INC.

                             By:   /s/ RONALD R. ROSS
                                ------------------------------------------
                                   Ronald R. Ross, Chairman & CEO


                             WM. CAMERON & CO.

                             By:   /s/ RONALD R. ROSS
                                ------------------------------------------
                                   Ronald R. Ross, President


                             ASHLEY ALUMINUM, INC.

                             By:   /s/ WALTER J. MURATORI
                                ------------------------------------------
                                   Walter J. Muratori, President







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